Contact:
Jeffrey T. Gray
Chief Financial Officer

jgray
@advanceautoparts.com

Direct	540-561-6459

ADVANCE AUTO PARTS REPORTS RECORD THIRD QUARTER SALES AND EARNINGS
Comparable Store Sales Grew 3.0% and EPS Rose to $0.68
Company Reiterates Fourth Quarter Guidance
Announces New Senior Credit Facility

Roanoke, Virginia, November 3, 2004 – Advance Auto Parts, Inc. (NYSE: AAP), a leading retailer of automotive parts and accessories, today announced record sales and earnings for its third quarter ended October 9, 2004.

Third Quarter
Net sales increased 6.1% in the third quarter to $890.2 million from $839.1 million in the same quarter last year. Comparable store sales grew 3.0% in the third quarter. Do-it-yourself (DIY) comparable store sales decreased 0.6% and do-it-for-me (DIFM) comparable sales increased 21.4%.

Commenting on the third quarter results, Larry Castellani, Chairman and Chief Executive Officer, said, “Our results were especially strong in light of the impact of the four major hurricanes that disrupted our operations in Florida, the Southeast and the Mid-Atlantic. We believe we would have achieved the high end of our guidance range of 3% to 4% for comparable store sales and $0.68 to $0.71 for earnings per share without the effects of these hurricanes. Our growth is attributable to the strength of our business model and the execution of our strategic initiatives.”

Mr. Castellani added, “We are pleased our comparable store sales increases in the last four weeks of the third quarter were in the mid-single digit range, and that trend has continued in the first three weeks of the fourth quarter. We remain optimistic and are prepared to maximize our results if these trends continue. We are very encouraged by the strength and consistency of our DIFM sales and the rebound of our DIY sales to solid, positive comps during these past seven weeks.”

Gross margin increased 68 basis points to 46.8% of net sales in the third quarter from 46.1% for the same quarter last year. Selling, general and administrative (SG&A) expenses increased by 48 basis points during the quarter to 36.9% of net sales as a result of higher medical costs and the de-leveraging caused by lower sales from the hurricane disruptions. SG&A expenses for the prior year were 36.4% of net sales,

Advance Auto Parts
Third Quarter 2004 Results - Page 2

excluding merger and integration costs associated with the Discount Auto Parts acquisition, and 36.7% of net sales on a GAAP basis. Third quarter operating margins rose to 9.9% of net sales versus last year’s 9.7% of net sales excluding merger and integration costs, and 9.4% of net sales on a GAAP basis.

Earnings from continuing operations for the third quarter of 2004 increased to $51.4 million versus comparable earnings from continuing operations of $46.3 million from the same quarter of last year. GAAP earnings from continuing operations were $44.7 million for the same quarter of last year. Earnings per diluted share from continuing operations rose 11.5% to $0.68 in the third quarter of 2004 versus comparable earnings per diluted share from continuing operations of $0.61 in the third quarter last year. GAAP earnings per diluted share from continuing operations were $0.59 in the third quarter last year.

The 2003 comparable results are non-GAAP measures because they excluded expenses associated with the Discount Auto Parts’ integration and the early redemption of notes and debentures, as reconciled on the accompanying financial tables. The Company used these non-GAAP measures as an indication of earnings from its core operations and believed they were important to the Company’s stockholders because of the nature and significance of the excluded expenses.

During the quarter, the Company opened 31 new stores, closed two stores, and relocated 11 stores, resulting in a total store count of 2,612 stores at October 9, 2004. The Company anticipates the opening of approximately 125 stores in fiscal year 2004.

Year-to-Date 2004
Net sales for the first three quarters of 2004 increased to $2.9 billion, or 9.3% over the same period in the prior year. Comparable store sales grew 5.1% during the first three quarters of this year.

Year-to-date gross margin increased 50 basis points to 46.5% of net sales. SG&A expenses were 37.3% of net sales for the first three quarters of this year. Comparable SG&A expenses were 37.1% of net sales for the prior year, while GAAP SG&A expenses were 37.5% of net sales. Year-to-date operating margins rose to 9.2% of net sales. Comparable operating margins were 8.9% of net sales for the prior year, while GAAP operating margins were 8.6% of net sales.

Year-to-date earnings from continuing operations rose to $156.0 million, an increase of 23.5%, versus comparable earnings from continuing operations of $126.2 million for the same period last year. GAAP earnings from continuing operations were $92.0 million for the same period last year. Earnings per diluted share from continuing operations rose to $2.05, a 20.6% increase over last year’s comparable earnings per diluted share from continuing operations of $1.70. GAAP earnings per diluted share from continuing operations were $1.24 for the same period last year.

Guidance
The Company reiterated its fourth quarter earnings guidance of $0.42 to $0.46 per diluted share. As stated in previous releases, this guidance does not include the costs of replacing its existing credit facility that will approximate $0.02 per diluted share or the positive effects of potential stock buybacks during the fourth quarter. The fourth quarter of 2004 includes 12 weeks compared to 13 weeks in the fourth quarter of 2003. The extra week last year contributed earnings per diluted share of approximately $0.07. On a GAAP basis, the Company anticipates fourth quarter earnings per diluted share to be $0.40 to $0.44, including the refinancing costs.

Advance Auto Parts
Third Quarter 2004 Results - Page 3

New Senior Credit Facility
The Company announced it has closed on a new $670 million Senior Credit Facility. The Company intends to use the proceeds from this new facility to refinance outstanding term loans and the revolver under its existing $495 million facility and to fund potential stock repurchases under its previously authorized stock repurchase program through a new delayed draw term loan. The new facility will also provide for lower effective borrowing rates and increase the capacity of its financed vendor accounts payable program.

Investor Conference Call
The Company will host a conference call tomorrow, November 4, 2004, at 8:00 a.m. Eastern Standard Time to discuss its third quarter results. To listen to the live web cast, please log on to http://www.advanceautoparts.com or dial 1-800-295-4740. The call will be archived on the Company’s website http://www.advanceautoparts.com until November 4, 2005. There will not be a telephonic replay available.

Headquartered in Roanoke, Va., Advance Auto Parts is a leading retailer of automotive parts in the United States. At October 9, 2004, the Company had 2,612 stores in 39 states, Puerto Rico and the Virgin Islands. The Company serves both the do-it-yourself and professional installer markets.

Certain statements contained in this news release are forward-looking statements. These statements discuss, among other things, expected growth, store development and expansion strategy, business strategies, future revenues and future performance, including our future free cash flow and earnings per share. These forward-looking statements are subject to risks, uncertainties and assumptions including, but not limited to, competitive pressures, demand for the Company’s products, the market for auto parts, the economy in general, inflation, consumer debt levels, the weather, and other risk factors listed from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results may materially differ from anticipated results described in these forward-looking statements. The Company intends these forward-looking statements to speak only as of the time of the news release and does not undertake to update or revise them, as more information becomes available.

-Financial Tables To Follow-

_________________

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	October 9, 2004	January 3, 2004	October 4, 2003

Assets
Current assets:
Cash and cash equivalents	$27,479	$11,487	$49,858
Receivables, net	100,109	84,799	92,828
Inventories, net	1,194,943	1,113,781	1,102,565
Other current assets	27,152	16,387	24,453

Total current assets	1,349,683	1,226,454	1,269,704

Property and equipment, net	754,374	712,702	707,309
Assets held for sale	20,984	20,191	23,177
Other assets, net	20,981	23,724	11,059

	$2,146,022	$1,983,071	$2,011,249

Liabilities and Stockholders’ Equity
Current liabilities:
Bank overdrafts	$18,846	$31,085	24,233
Current portion of long-term debt	17,024	22,220	-
Financed vendor accounts payable	38,076	-	-
Accounts payable	598,878	568,275	606,343
Accrued expenses	210,312	173,818	214,649
Other current liabilities	76,012	58,547	44,121

Total current liabilities	959,148	853,945	889,346

Long-term debt	350,976	422,780	456,089
Other long-term liabilities	73,325	75,102	68,527
Total stockholders’ equity	762,573	631,244	597,287

	$2,146,022	$1,983,071	$2,011,249

NOTE: These preliminary condensed consolidated balance sheets do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Twelve Week Periods Ended
(in thousands, except per share data)
(unaudited)

	October 9, 2004	October 4, 2003

	GAAP	GAAP	Merger and Integration Expenses		Comparable 2003

Net sales	$890,161	$839,101	$-		$839,101
Cost of sales, including purchasing and warehousing costs	473,646	452,173	-		452,173

Gross profit	416,515	386,928	-		386,928
Selling, general and administrative expenses	328,673	308,298	(2,522	) (a)	305,776

Operating income	87,842	78,630	2,522		81,152

Other, net:
Interest expense	(4,330)	(5,860)	-		(5,860)
Loss on extinguishment of debt	-	(125)	-		(125)
Other income, net	67	106	-		106

Total other, net	(4,263)	(5,879)	-		(5,879)

Income before provision for income taxes and
(loss) income on discontinued operations	83,579	72,751	2,522		75,273
Provision for income taxes	32,180	28,006	971	(b)	28,977

Income from continuing operations	51,399	44,745	1,551		46,296
Discontinued operations:
(Loss)/income from operations of discontinued
wholesale distribution network	(10)	681	-		681
(Benefit)/provision for income taxes	(4)	262	-		262

(Loss) income on discontinued operations	(6)	419	-		419

Net income	$51,393	$45,164	$1,551		$46,715

Net income per basic share from:
Income from continuing operations	$0.69	$0.60	$0.02		$0.62
Income on discontinued operations	-	0.01	-		0.01

	$0.69	$0.61	$0.02		$0.63

Net income per diluted share from:
Income from continuing operations	$0.68	$0.59	$0.02		$0.61
Income on discontinued operations	-	0.01	-		0.01

	$0.68	$0.60	$0.02		$0.62

Average common shares outstanding ( c )	73,968	73,650	73,650		73,650
Dilutive effect of stock options	1,458	1,898	1,898		1,898

Average common shares outstanding - assuming dilution	75,426	75,548	75,548		75,548

(a)	Represents the merger and integration expenses associated with the integration of the Discount Auto Parts operations.
(b)	This adjustment reflects the tax impact for the items in (a) at a 38.5% effective tax rate.
(c)	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the quarter. At October 9, 2004 and October 4, 2003, we had 73,520 and 73,812 shares outstanding, respectively.

Note:	The preliminary condensed consolidated statements above titled “GAAP” have been prepared on a basis consistent with our previously prepared financial statements filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
Forty Week Periods Ended
(in thousands, except per share data)
(unaudited)

	October 9, 2004	October 4, 2003

	GAAP	GAAP	Merger and Integration and Extinguishment of Debt Expenses		Comparable 2003

Net sales	$2,921,491	$2,672,417	$-		$2,672,417
Cost of sales, including purchasing and warehousing costs	1,561,776	1,442,026	-		1,442,026

Gross profit	1,359,715	1,230,391	-		1,230,391
Selling, general and administrative expenses	1,090,604	1,001,564	(8,793	) (a)	992,771

Operating income	269,111	228,827	8,793		237,620

Other, net:
Interest expense	(15,178)	(32,225)	-		(32,225)
Loss on extinguishment of debt	(412)	(47,266)	46,887	(b)	(379)
Other income, net	102	259	-		259

Total other, net	(15,488)	(79,232)	46,887		(32,345)

Income before provision for income taxes and
(loss) income on discontinued operations	253,623	149,595	55,680		205,275
Provision for income taxes	97,652	57,591	21,437	(c)	79,028

Income from continuing operations	155,971	92,004	34,243		126,247
Discontinued operations:
(Loss)/income from operations of discontinued
wholesale distribution network	(85)	2,696	-		2,696
(Benefit)/provision for income taxes	(33)	1,037	-		1,037

(Loss) income on discontinued operations	(52)	1,659	-		1,659

Net income	$155,919	$93,663	$34,243		$127,906

Net income per basic share from:
Income from continuing operations	$2.10	$1.27	$0.47		$1.74
Income on discontinued operations	-	0.02	-		0.02

	$2.10	$1.29	$0.47		$1.76

Net income per diluted share from:
Income from continuing operations	$2.05	$1.24	$0.46		$1.70
Income on discontinued operations	-	0.02	-		0.02

	$2.05	$1.26	$0.46		$1.72

Average common shares outstanding ( d )	74,165	72,744	72,744		72,744
Dilutive effect of stock options	1,715	1,664	1,664		1,664

Average common shares outstanding - assuming dilution	75,880	74,408	74,408		74,408

(a)	Represents the merger and integration expenses associated with the integration of the Discount Auto Parts operations.
(b)	This adjustment reflects the deferred loan costs, unamortized discounts and the premiums paid upon the early redemption of our outstanding senior discount notes and senior discount debentures.
(c)	This adjustment reflects the tax impact for the items in (a) and (b) at a 38.5% effective tax rate.
(d)	Average common shares outstanding is calculated based on the weighted average number of shares outstanding for the forty week period. At October 9, 2004 and October 4, 2003, we had 73,520 and 73,812 shares outstanding, respectively.

Note:	The preliminary condensed consolidated statements above titled “GAAP” have been prepared on a basis consistent with our previously prepared financial statements filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
Forty Week Periods Ended
(in thousands)
(unaudited)

	October 9, 2004	October 4, 2003

Cash flows from operating activities:
Net income	$155,919	$93,663
Depreciation	80,145	77,483
Loss on extinguishment of debt	412	47,266
Provision for deferred income taxes	9,218	36,945
Other non-cash adjustments to net income	15,082	14,815
(Increase) decrease in :
Receivables, net	(14,453)	9,746
Inventories, net	(81,162)	(53,677)
Other assets	(8,699)	(11,120)
Increase (decrease) in :
Accounts payable	30,603	135,603
Accrued expenses	30,705	12,750
Other liabilities	79	(3,257)

Net cash provided by operating activities	217,849	360,217

Cash flows from investing activities:
Purchases of property and equipment	(125,294)	(70,331)
Proceeds from sales of property and equipment	6,809	12,165

Net cash used in investing activities	(118,485)	(58,166)

Cash flows from financing activities:
(Decrease) increase in bank overdrafts	(12,239)	23,364
Increase in financed vendor accounts payable	38,076	-
Early extinguishment of debt	(105,000)	(631,374)
Net borrowings under the credit facility	28,000	348,300
Payment of debt related costs	-	(36,895)
Proceeds from the exercise of stock options	10,471	24,435
Purchase of treasury stock	(49,997)	-
Other net financing activities	7,317	6,092

Net cash used in financing activities	(83,372)	(266,078)

Increase in cash and cash equivalents	15,992	35,973
Cash and cash equivalents, beginning of period	11,487	13,885

Cash and cash equivalents, end of period	$27,479	$49,858

Note:	These preliminary condensed consolidated statements of cash flows have been prepared on a consistent basis with previously prepared statements of cash flows filed with the Securities and Exchange Commission for our prior quarter and annual reports, but do not include the footnotes required by generally accepted accounting principles for complete financial statements.

Advance Auto Parts, Inc. and Subsidiaries
Supplemental Financial Schedules
(in thousands)
(unaudited)

	Forty Weeks Ended

	October 9, 2004	October 4, 2003

Cash flows from operating activities	$217,849	$360,217
Cash flows used in investing activities	(118,485)	(58,166)

	99,364	302,051

Increase in financed vendor
accounts payable	38,076	-
Payment of debt costs associated
with early redemption (a)	-	(36,895)

Free cash flow	$137,440	$265,156

(a)	Represents the cash expense associated with the early redemption of the high interest bearing notes and debentures in the first quarter of 2003.

Note: The Company uses free cash flow, which is a non-GAAP measure, as a measure of its liquidity and believes it is a useful indicator to stockholders of its ability to implement its growth strategies and service its debt.